PROMISSORY NOTE

US$25,000.00                                                                                                                           April 8, 2016

FOR VALUE RECEIVED, the undersigned, PALTAR NATION LIMITED PARTNERSHIP (the “Borrower”), promises to pay to the order of DAVID N. SIEGEL REVOCABLE TRUST 2009 (the “Lender”) the principal sum of TWENTY-FIVE THOUSAND DOLLARS (US$25,000.00) in lawful currency of the United States (the “Principal Sum”), together with interest thereon as herein provided.

The Principal Sum or such amount as shall remain outstanding from time to time and shall bear interest, thereon, calculated daily, at a rate of ten percent (10%) per annum as of the issue dates of April 8, 2016.  In the event of any partial repayment made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

The Principal Sum and all accrued and unpaid interest at the rate aforesaid will become due and payable on April 8, 2017 (the “Term”).  Extension of time of payment of all or any part of the amount owing hereunder at any time or times and failures of the Lender to enforce any of their rights or remedies hereunder shall not release the Borrower from its obligations hereunder or constitute a waiver of the rights of the Lender to enforce any rights and remedies therein.

On default in payment of any sum due hereunder for the Principal Sum or interest or after 15 days’ notice of Default to the Borrower, the unpaid balance of the Principal Sum and all accrued interest thereon shall at the option of the Lender forthwith become due and payable.

This Promissory Note shall be governed by the laws of the State of Delaware.

The undersigned will have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

DAVID N. SIEGEL REVOCABLE TRUST 2009 PALTAR NATION LIMITED PARTNERSHIP

/s/ David N. Siegel                                                  /s/ John R. Hislop
DAVID N. SIEGEL, Trustee                                   JOHN R. HISLOP, President